UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                October 2, 2002
                               (Date of Report)

                         PENNZOIL-QUAKER STATE COMPANY
            (Exact name of registrant as specified in its charter)



     Delaware                       001-14501                     76-0200625
 (State or other             (Commission File Number)           (IRS Employer
   jurisdiction                                                 Identification
of incorporation)                                                  Number)


     Pennzoil Place, P.O. Box 2967, Houston, Texas               77252-2967
       (Address of principal executive offices)                  (Zip Code)

                                (713) 546-4000
             (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS.

          On October 2, 2002, Pennzoil-Quaker State Company issued a press release announcing that it is commencing tender offers and consent solicitations with respect to certain outstanding debt securities. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

          (c) Exhibits.

               Exhibit 99.1 Press Release dated October 2, 2002






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                                  SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Pennzoil-Quaker State Company

Date:  October 2, 2002                    By: /s/ D. J. Palmer
                                              --------------------------------
                                          Name:   D. J. Palmer
                                          Title:  Vice President,
                                                  Chief Financial Officer and
                                                  Treasurer







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                                 EXHIBIT INDEX



Exhibit No.                  Description
-----------                  -----------


Exhibit 99.1                 Press Release dated October 2, 2002


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                                                                  Exhibit 99.1



PENNZOIL-QUAKER STATE COMPANY COMMENCES OFFERS AND CONSENT SOLICITATIONS

HOUSTON, October 2 -- Pennzoil-Quaker State Company, a wholly owned subsidiary of Shell Oil Company, announced today that it is commencing tender offers to purchase for cash any or all of the outstanding debt securities listed in the table below. In connection with each tender offer, Pennzoil is also soliciting consents to certain amendments to each of the indentures pursuant to which the notes were issued. In addition to the tender offer for the 10% notes, Pennzoil is providing two additional offers for holders of 10% notes only. Holders may tender 10% notes pursuant to only ONE of the three offers.

The "total purchase price" Pennzoil will pay for each $1,000 principal amount of notes validly tendered prior to the applicable consent payment deadline and accepted for payment shall be (i) in the case of the 6.625% notes, 6.750% notes and 7.375% notes, the applicable fixed spread price (defined below) for such notes and (ii) in the case of the 10% notes, an amount equal to the sum of (x) 35% of the equity offering redemption price (defined below) and (y) 65% of the fixed spread price for the 10% notes. The fixed spread price for each $1,000 principal amount of notes validly tendered and accepted by Pennzoil for payment shall be the price, calculated in accordance with standard market practice, using a yield to the maturity or earliest redemption date for the applicable series of notes, equal to the sum of: (i) the yield to maturity on the applicable U.S. Treasury Security (the "reference security") listed on the table below and as calculated by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Dealer Manager") in accordance with standard market practice, based on the bid-side price for such reference security, as indicated on the applicable Bloomberg Government Pricing Monitor screen listed on the table below for such reference security (or such other recognized quotation source selected by the Dealer Manager in its sole discretion if the Bloomberg Government Pricing Monitor is not available or is manifestly erroneous) as of 2:00 p.m., New York City time, on the second business day before the applicable expiration date; plus (ii) the applicable fixed spread for such series of notes listed on the table below (the "fixed spread price"). The "equity offering redemption price" is equal to 110% of the principal amount of 10% notes validly tendered (which will equal $1,100 per each $1,000 principal amount tendered).


       Series of                     Outstanding     Maturity or Earliest                             Bloomberg  Fixed
         Notes                     Principal Amount       Redemption Date  Reference Security           Screen   Spread  Consent Fee
------------------------------------------------------------------------------------------------------------------------------------
  6.625% Notes of Pennzoil due       $100,000,000      October 15, 2005    5.875% U.S. Treasury Note     PX5     30 bp   $30 or 3.0%
         October 15, 2005                                                    due November 15, 2005

  6.750% Notes of Pennzoil due       $200,000,000        April 1, 2009      5.5% U.S. Treasury Note      PX6     35 bp   $30 or 3.0%
          April 1, 2009                                                        due May 15, 2009

7.375% Debentures of Pennzoil due    $400,000,000        April 1, 2029     5.375% U.S. Treasury Note     PX1     55 bp   $30 or 3.0%
          April 1, 2029                                                      due February 15, 2031

  10% Senior Notes, Series B, of     $250,000,000      November 1, 2005    5.875% U.S. Treasury Note     PX5     30 bp*  $30 or 3.0%
 Pennzoil due November 1, 2008*                                              due November 15, 2005

*In the case of the 10% notes, the total purchase price will be calculated based in part on the equity offering redemption price and in part based on the fixed spread price.






Concurrently with each tender offer, Pennzoil is soliciting noteholders' consents to certain amendments to the indenture pursuant to which the notes were issued that will eliminate most of the restrictive covenants applicable to the notes. For each series of notes, adoption of the amendments requires the consent of holders of not less than a majority in outstanding principal amount of that series of notes. In the case of the 6.625% notes only, a holder cannot deliver a consent in respect thereof (and therefore cannot tender such 6.625% notes pursuant to the 6.625% note tender offer) unless it either (a) was the registered owner of such 6.625% notes as of the close of business on





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October 1, 2002, or (b) obtains a proxy from the registered owner as of such date. Each tender offer and consent solicitation is conditioned upon, among other things, the receipt of the consent of holders of not less than a majority in outstanding principal amount for the applicable series of notes. In addition to the tender offer, Pennzoil is offering to purchase for cash (the "10% note change of control offer") any and all 10% notes at a price (the "10% note change of control purchase price") equal to 101%, or $1,010 per $1,000, of the principal amount of 10% notes validly tendered. Consummation of the 10% note change of control offer is unconditional.

Pennzoil is also offering to purchase for cash (the "10% note alternative offer") any and all 10% notes on the 10% note tender offer terms, IF the conditions precedent to the consummation of the 10% note tender offer ARE satisfied upon the expiration thereof. IF such conditions ARE NOT satisfied at such time, 10% notes tendered pursuant to the 10% note alternative offer will be purchased at the 10% note change of control purchase price. Consummation of the 10% note alternative offer is unconditional.

Pennzoil will also pay accrued and unpaid interest on validly tendered and accepted notes to, but not including, the settlement date, which is expected to be two business days after the Expiration Date.

The tender offers with respect to each series of notes and the 10% note alternative offer will expire at 12:00 midnight, New York City time, on October 30, 2002, unless such offer is extended (the "Expiration Date"). In order to receive the applicable consent fee, noteholders must either tender their notes, in which case they are also deemed to be providing their consents, on or prior to 5:00 p.m., (New York City time) on October 16, 2002, unless extended (the "Consent Payment Deadline"). The total purchase price for the notes of each series includes the applicable consent fee. If noteholders tender their notes after the Consent Payment Deadline, they will receive the total applicable purchase price less the applicable consent fee. The 10% note change of control offer will expire at 12:00 midnight, New York City time, on October 30, 2002, unless extended. The purchase price for the notes will be paid promptly following the expiration of the applicable offer, which will be the second business day after the 10% note change of control offer expires, in the case of the 10% note change of control offer, and is currently expected to be paid on or about the second business day after the date on which the applicable tender offer or the 10% note alternative offer expires, in the case of such other offer.

Cede & Co., the nominee of The Depository Trust Company ("DTC"), is the registered holder of all the notes subject to the offers. Beneficial holders wishing to tender their notes must instruct the participant in DTC through which they hold such notes to tender such notes on their behalf.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. The offer is made only by the Offer to Purchase and Consent Solicitation Statement dated October 2, 2002.

Merrill Lynch & Co. is the exclusive Dealer Manager for the offers and the consent solicitations. Questions concerning the terms of the offers and consent solicitations may be directed to Merrill Lynch (telephone: (888) ML4-TNDR (toll-free), or (212) 449-4914). Documents may be obtained by contacting Mellon Investor Services LLC, the information agent, at (888) 585-5314 - bankers and brokers call collect (917) 320-6286.

On March 25, 2002, Shell Oil Company, a wholly owned member of the Royal Dutch/Shell Group of Companies (NYSE: RD), and Pennzoil entered into a merger agreement pursuant to which Shell Oil Company agreed to acquire Pennzoil, with each share of Pennzoil common stock to be converted into the right to receive $22.00 in cash. On October 1, 2002, the merger was consummated. As a result of the merger, Pennzoil is now a wholly owned subsidiary of Shell Oil Company. Neither Shell Oil Company nor any other members of the Royal Dutch/Shell Group of Companies has guaranteed Pennzoil's obligations with respect to the notes as a result of the merger nor has at present any intention to do so.




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